UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):	December 16, 2020

Crown Crafts, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-7604	58-0678148
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

916 South Burnside Avenue, Gonzales, LA	70737
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(225) 647-9100

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	CRWS	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Olivia W. Elliott as President and Chief Operating Officer of Crown Crafts, Inc.

On December 16, 2020, the Board of Directors (the “Board”) of Crown Crafts, Inc. (the “Company”) appointed Olivia W. Elliott to serve as the Company’s President and Chief Operating Officer, effective January 4, 2021. Ms. Elliott will continue to serve as the Company’s Chief Financial Officer until a replacement is appointed. In connection with this appointment: (i) effective January 4, 2021, Ms. Elliott’s salary will increase to $325,000 per annum, and she will be eligible to receive a target annual cash bonus equal to 60% of her salary; and (ii) on January 4, 2021, the Company will grant to Ms. Elliott, pursuant to the Company’s 2014 Omnibus Equity Compensation Plan (the “2014 Plan”), an option to purchase 50,000 shares of the Company’s common stock with an exercise price per share equal to the fair market value of the Company’s common stock on such date, which option will vest and become exercisable as to one-half of the underlying shares on each of January 4, 2022 and January 4, 2023. Upon the effectiveness of Ms. Elliot’s appointment as President, E. Randall Chestnut, the Company’s current President, Chief Executive Officer and Chairman of the Board will no longer serve as President but will continue to serve as Chief Executive Officer and Chairman of the Board.

Ms. Elliott, age 51, joined the Company in 2001 and has served as the Company’s Vice President and Chief Financial Officer since September 2008. Ms. Elliott began her career in public accounting in 1991 with Deloitte & Touche LLP, where she worked for more than three years, after which she worked for seven years in finance and treasury functions with two public companies.

On December 17, 2020, the Company issued a press release announcing the appointment of Ms. Elliott as the Company’s President and Chief Operating Officer, effective January 4, 2021. A copy of that press release is filed herewith as Exhibit 99.1 and incorporated herein by reference.

Amendment and Restatement of E. Randall Chestnut’s Employment and Severance Protection Agreements

On December 16, 2020, the Company and Mr. Chestnut entered into an Amended and Restated Employment and Severance Protection Agreement (the “Employment Agreement”). The Employment Agreement amends and supersedes in their entirety the Employment Agreement, dated July 23, 2001, and the Amended and Restated Severance Protection Agreement, dated April 20, 2004, each as subsequently amended, between the Company and Mr. Chestnut (together, the “Original Agreements”). Consequently, Mr. Chestnut now is entitled to receive only the compensation provided under the Employment Agreement and is no longer entitled to receive any compensation under the Original Agreements.

The term of the Employment Agreement begins December 16, 2020 and ends April 2, 2023. Mr. Chestnut will continue to serve as the Company’s President until January 4, 2021. In connection with the management transition, during the term, the Board may appoint a new Chief Executive Officer and, in such event, Mr. Chestnut thereafter will continue to be employed by the Company and provide services reasonably necessary to support the new Chief Executive Officer. Until March 28, 2021, Mr. Chestnut will devote substantially all of his business time and attention to his duties under the Employment Agreement and thereafter will devote such time and attention as reasonably necessary to fulfill such duties. During the term, Mr. Chestnut will also continue to be the Chairman of the Board so long as he is a member of the Board.

Under the Employment Agreement, Mr. Chestnut: (i) will receive an annual salary equal to $463,500 through March 28, 2021, $231,750 from March 29, 2021 through April 3, 2022, and $154,484.66 from April 4, 2022 through April 2, 2023; and (ii) is eligible to receive a cash bonus with respect to the Company’s 2021 fiscal year (consistent with past bonuses paid by the Company to Mr. Chestnut), but not with respect to any subsequent fiscal year. During the term of the Employment Agreement, so long as Mr. Chestnut serves as a member of the Board, he will also be entitled to receive an annual grant of shares of the Company’s common stock pursuant to the 2014 Plan, on the same terms as the annual grant of shares made to non-employee members of the Board. Additionally, the Employment Agreement provides that Mr. Chestnut is entitled to participate in any medical, dental, hospitalization, disability, accident, life insurance and 401(k) plans or arrangements of the Company and to payment of reasonable moving expenses up to $30,000.

Pursuant to the Employment Agreement: (i) the Company purchased from Mr. Chestnut, on December 16, 2020, 250,000 shares of the 731,033 shares of the Company’s common stock owned by him for an aggregate purchase price of $1,885,875.00, or $7.5435 per share (which represents the trailing 10-trading day volume weighted average closing price of the Company’s common stock ending, and including, December 16, 2020); and (ii) the Company will transfer to Mr. Chestnut, no later than January 4, 2021, title to the 2016 Ford F-150 used by Mr. Chestnut in connection with his employment. Additionally, on the first payroll date on or after March 28, 2021, the Company will pay Mr. Chestnut all accrued but unpaid vacation and other paid time off earned under the Company’s vacation and paid time off policies through March 28, 2021.

The Employment Agreement provides that, if Mr. Chestnut’s employment is terminated by the Company without “cause” or by Mr. Chestnut for “good reason,” as such terms are defined in the Employment Agreement, then, in addition to salary and benefits accrued through the date of termination, the Company will: (i) pay Mr. Chestnut’s annual bonus for fiscal year 2021, if not previously paid; (ii) continue to pay Mr. Chestnut his annual salary through April 2, 2023, which salary will be paid in regular installments unless Mr. Chestnut terminates his employment for “good reason,” in which case, such salary will be paid in one lump sum payment; (iii) issue to Mr. Chestnut any stock awards to which he would have been entitled under the Employment Agreement had his employment not been terminated; and (iv) pay or reimburse Mr. Chestnut for any group health insurance premiums paid or incurred through April 2, 2023. In all other instances of termination of Mr. Chestnut’s employment, including by the Company for “cause,” by Mr. Chestnut without “good reason” or by reason of Mr. Chestnut’s death or disability, the Company will pay to Mr. Chestnut all salary and benefits accrued through the date of the termination and his annual bonus for fiscal year 2021, if not previously paid.

The Employment Agreement also includes certain restrictive covenants that limit Mr. Chestnut’s ability to compete with the Company or its subsidiaries (the “Company Group”), solicit the customers of the Company Group or interfere with the relationships of the Company Group with their vendors and suppliers, in each case, during the period beginning December 16, 2020 and ending on the later of: (i) the date which is one year after the termination of Mr. Chestnut’s employment with the Company; and (ii) April 2, 2023. Additionally, the Employment Agreement includes restrictive covenants that limit Mr. Chestnut’s ability, during his employment and for a period of two years after the termination of his employment, to solicit any officer or other key or material employee or consultant of the Company Group to terminate or lessen his or her affiliation with the Company Group and that limit Mr. Chestnut’s ability to divulge certain confidential information concerning the Company Group.

Pursuant to the Employment Agreement, during his employment and for a period of six years after the termination of his employment, Mr. Chestnut will be entitled to: (i) the same rights to indemnification and advancement of expenses in connection with his service as a director and officer of the Company as other members of the Board and other executive officers of the Company; and (ii) directors’ and officer’s liability insurance coverage no less favorable than the coverage provided to other directors and officers of the Company.

The forgoing summary description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Employment Agreement, a copy of which is filed herewith as Exhibit 99.2 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release, dated December 17, 2020.

99.2	Amended and Restated Employment and Severance Protection Agreement, dated as of December 16, 2020, by and between Crown Crafts, Inc. and E. Randall Chestnut.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CROWN CRAFTS, INC.

By:	/s/ Olivia W. Elliott
Olivia W. Elliott Vice President and Chief Financial Officer

Date: December 17, 2020